UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2011

DEMAND MEDIA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35048	20-4731239
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1299 Ocean Avenue, Suite 500 Santa Monica, California	90401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 394-6400

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 13, 2011, the Compensation Committee of the Board of Directors of Demand Media, Inc. (the “Company”) determined the allocation of the annual cash bonus payments among the Company’s executive officers under the Company’s 2010 company-wide bonus pool (the “Bonus Pool”).  Under each of the Company’s named executive officers’ applicable employment agreement with the Company, the executive is eligible for a target cash bonus under the Bonus Pool based on a percentage of his or her base salary (the “Target Bonus Percentage”), as disclosed in the Company’s registration statement on Form S-1 previously filed with the Securities and Exchange Commission.  Based on the Company’s financial and operating performance for calendar year 2010, the Compensation Committee elected to fund the Bonus Pool in excess of the 100% target level.  As a result, the Compensation Committee used its discretion to award bonuses in excess of the respective named executive officer’s Target Bonus Percentage, based on the respective named executive officer’s contributions to the Company’s financial and operating performance in fiscal year 2010.  The table below sets forth the individual annual cash bonus payments (inclusive of any discretionary bonus, where applicable) awarded to the Company’s named executive officers in recognition of such executive officer’s contributions to financial and operating performance in fiscal year 2010:

Name and Current Position	Bonus Amount
Richard M. Rosenblatt Chairman of the Board and Chief Executive Officer	$361,760	(1)
Charles S. Hilliard President and Chief Financial Officer	$286,863	(2)
Joanne K. Bradford Chief Revenue Officer	$86,532	(3)
Dave E. Panos Chief Marketing Officer	$109,841
Larry D. Fitzgibbon Executive Vice President-Media and Operations	$109,841

(1)   The cash bonus payment approved for Mr. Rosenblatt includes an additional discretionary bonus of $125,000 awarded by the Compensation Committee, which was funded from the Company’s Bonus Pool.

(2)   The cash bonus payment approved for Mr. Hilliard includes an additional discretionary bonus of $100,000 awarded by the Compensation Committee, which was funded from the Company’s Bonus Pool.

(3) This amount represents Ms. Bradford’s bonus for 2010, prorated to reflect her partial-year service since joining the Company in March 2010, and excludes total sales commissions of $53,943 paid to Ms. Bradford for 2010 under the terms of her employment agreement with the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2011	DEMAND MEDIA, INC.

	By:	/s/ Charles S. Hilliard
Charles S. Hilliard
President and Chief Financial Officer

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